RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                           1000 WOODBURY ROAD, SUITE 102
                                WOODBURY, NY 11797



STATE OF MINNESOTA         )
                           )       SS                         CERTIFICATE
COUNTY OF HENNEPIN         )


The undersigned, David L. Jacobson, certifies that he is a Senior Vice President and Assistant Secretary of ReliaStar Life Insurance Company of New York ("Company") and that the following is a true and correct copy of a resolution adopted by unanimous consent of the Board of Directors of ReliaStar Life Insurance Company of New York effective October 28, 1997. By virtue of said office is a custodian of the Company's books and records.

RESOLVED, that, subject to approval of the shareholder of the Company, the Superintendent and any other necessary government authorities, the presently existing Bylaws of the Company are amended, superseded and restated in their entirety to read as set forth in the document entitled Bylaws, a copy of which is filed with the minutes of this meeting as Exhibit I (the "Restated Bylaws"), and, subject to approval of the shareholder of the Company, the Superintendent and any other necessary government authorities, the officers of the Company are hereby authorized to file the Restated Bylaws with the Superintendent in accordance with the applicable provisions of the laws of the State of New York.


IN WITNESS WHEREOF,        I have hereunto set my hand this 20th day of
December, 2001, with the corporate seal affixed hereto.


                                              /s/David L. Jacobson
                                              --------------------
                                              David L. Jacobson
                                              Senior Vice President
                                              and Assistant Secretary

Subscribed and sworn to before me this 20th day of December, 2001.


                                                     /s/Michael T. Zelinsky
                                                     ----------------------
                                                     Notary Public

                     RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                             1000 WOODBURY ROAD, SUITE 102
                                   WOODBURY, NY 11797



STATE OF MINNESOTA         )
                           )       SS                         CERTIFICATE
COUNTY OF HENNEPIN         )


The undersigned, David L. Jacobson, certifies that he is a Senior Vice President and Assistant Secretary of ReliaStar Life Insurance Company of New York ("Company") and that by virtue of said office is a custodian of the Company's books and records.

         Affiant certifies the following:

1. That the following is a copy of Article 6, Section 2 of the By-Laws of the Company, which section is presently in full force and effect:

"2. Any one of the following officers: The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President, the Treasurer or the Secretary shall have the power and be authorized to execute transfers of stock, powers of attorney, deeds, leases, releases of mortgages, satisfaction pieces, contracts and instruments in writing necessary to the Company in the management of its affairs and to attest the Company's seal thereon when necessary. Upon contracts for insurance and instruments relating thereto, facsimile signatures shall be sufficient."


IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of December, 2001, with the corporate seal affixed hereto.


                                      /s/David L. Jacobson
                                      --------------------
                                      David L. Jacobson
                                      Senior Vice President
                                      and Assistant Secretary

Subscribed and sworn to before me this 20th day of December, 2001.


                                                     /s/Michael T. Zelinsky
                                                     ----------------------
                                                     Notary Public